UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2013

VALUEVISION MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices)

(952) 943-6000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, the Board of Directors (the “Board”) of ValueVision Media, Inc. (the “Company”) elected Jill Botway as a director of the Company, effective March 1, 2013.

Since 2012, Ms. Botway has served as Executive Vice President and Director of Sales and Marketing for Specific Media/MySpace, a multi-platform, digital media company in New York. In addition, from 2009 to 2010 Ms. Botway was Chief Executive Officer of WMI, Inc., a multi-platform media services company, and since 2010, she has been a Managing Member at private equity firm Cavu Holdings LLC.  From 2005-2009, Ms. Botway was President of Omnicom Media Group’s U.S. Strategic Business Units and a member of its North American Board.  Before joining Omnicom, Ms. Botway held various executive positions with media companies and as an attorney has prior law firm experience.

Ms. Botway fills a vacancy created by the previously announced resignation of Patrick Kocsi. Ms. Botway was elected to serve until the Company’s 2013 annual meeting of shareholders (“Annual Meeting”) or until her successor is duly elected and qualified. The Board has not appointed Ms. Botway to serve on any committees of the Board, nor made any determination of any committees on which Ms. Botway is expected to serve when committees are assigned after the Annual Meeting. The Board has determined Ms. Botway qualifies as an “independent director” under the listing standards of The NASDAQ Stock Market. There are no arrangements or understandings between Ms. Botway and any other person or persons pursuant to which she was selected as a director of the Company. There are no current or proposed transactions in which Ms. Botway, or any related person of Ms. Botway, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Ms. Botway will receive an annual cash retainer of $65,000 for her services as a director, pro-rated for period of service, as well as reimbursement of reasonable expenses for attending meetings of the Board and appropriate fees for any committee membership of the Board to which Ms. Botway may be appointed in the future.  Ms. Botway will also receive a grant of stock options to purchase 30,000 shares of the Company’s common stock, which will vest immediately, and a restricted stock grant of 2,279 shares of the Company’s common stock, which will vest the day before the Annual Meeting, all in accordance with the Company’s existing director compensation policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 27, 2013	VALUEVISION MEDIA, INC.

	By:	/s/ Teresa Dery
Teresa Dery Senior Vice President and General Counsel